UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 19, 2007

Date of report (Date of earliest event reported)
XATA Corporation

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-27166	41-1641815

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

965 Prairie Center Drive Eden Prairie, MN	55435

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 707-5600

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 19, 2007, XATA Corporation (“XATA”) entered into a Stock Purchase Agreement (“Purchase Agreement”) with GeoLogic Solutions, Inc. (“GeoLogic”), GeoLogic Management, Inc., a wholly owned subsidiary of GeoLogic, and Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners-PF, L.P. and Platinum Transportation Principals, LLC (collectively “Platinum”). Pursuant to the Purchase Agreement, XATA will acquire all of the equity interest of GeoLogic.
     The purchase price for the acquisition is approximately $17.5 million, of which (i) approximately $14.5 million will be paid in cash, (ii) $1,475,000 will be paid in the form of a note payable to Platinum, (iii) $525,000 will be paid in the form of a note payable to Platinum and convertible into shares of XATA common stock in the case of default, and (iv) $300,000 will be paid through the issuance of shares of XATA common stock. The number of shares of XATA common stock to be issued to satisfy the $300,000 obligation will be based upon the lesser of $3.50 per share and the average closing price per share of XATA common stock during the five day period prior to closing of the acquisition. The cash portion of the purchase price is subject to adjustment based upon the working capital of GeoLogic at closing. Platinum will retain ownership of GeoLogic Management, Inc. in order to facilitate the Federal Communications Commission’s approval of a change in control of GeoLogic’s earth station license.
     The XATA board of directors has approved the Purchase Agreement, which is subject to customary closing conditions. XATA knows of no material relationship between itself and GeoLogic or any of the Platinum entities other than in respect to XATA’s acquisition of all of the equity interest of GeoLogic.
     The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     On December 19, 2007, XATA entered into a commitment letter to obtain $8 million in financing for the transaction. Under the commitment letter, Partners for Growth, LLC committed to provide financing in the form of a four-year senior secured credit facility consisting of an $8 million loan bearing interest at a fixed rate of 14.5%, subject to adjustment under various circumstances. XATA has agreed that it will issue to Partners for Growth, LLC, upon execution of definitive documentation, a warrant to purchase 457,144 shares of XATA common stock at a per share exercise price of the lower of $3.50 and the average closing price per share of XATA common stock during the five trading days prior to closing of the acquisition.
     The commitments of Partners for Growth, LLC are subject to various conditions, including, among other things, entry into mutually satisfactory definitive documentation. The definitive documentation is expected to contain certain financial and operating covenants.
     On December 19, 2007, XATA entered into a commitment letter to obtain $10 million in financing for the transaction. Under the commitment letter, Silicon Valley Bank committed to provide financing in the form of a three-year senior secured credit facility consisting of a $10 million revolving line of credit bearing interest at a floating rate equal to a margin of 0.5% over Silicon Valley Bank’s Prime Rate, subject to adjustment under various circumstances.
     The commitments of Silicon Valley Bank are subject to various conditions, including, among other things, entry into mutually satisfactory definitive documentation. The definitive documentation is expected to contain certain financial and operating covenants.
Item 3.02. Unregistered Sales of Equity Securities.
     On December 19, 2007, XATA entered into the Purchase Agreement with GeoLogic, GeoLogic Management, Inc. and Platinum. Pursuant to the Purchase Agreement, XATA will acquire all of the equity interest of GeoLogic.
     As a part of the purchase price under the Purchase Agreement, XATA has agreed to pay Platinum $300,000 through the issuance of shares of XATA common stock. The number of shares of XATA common stock to be issued to satisfy the $300,000 obligation will be based upon the lesser of $3.50 per share and the average closing price per share of XATA common stock during the 5 day period prior to closing of the acquisition of GeoLogic.
     Also as a part of the purchase price under the Purchase Agreement, XATA has agreed to pay Platinum $525,000 in the form of a note payable to Platinum, which is convertible into shares of XATA common stock in the case of default. The number of shares of XATA common stock to be issued in the case of default will be based upon the lesser of $3.50 per share and the average closing price per share of XATA common stock during the five day period prior to closing of the acquisition of GeoLogic.
     As of the date of this Current Report on Form 8-K, XATA is not aware of any affiliate of Platinum holding XATA capital stock.
     The common stock will be issued to Platinum without registration under the Securities Act of 1933 in reliance upon Section 4(2) and 4(6) of said Act based upon the limited number of purchasers and their status as “accredited investors,” as defined in Regulation D under the Act.
     On December 19, 2007, XATA entered into a commitment letter to obtain $8 million in financing for its acquisition of GeoLogic. Under the commitment letter, Partners for Growth, LLC committed to provide financing in the form of a four-year senior secured credit facility consisting of an $8 million loan bearing interest at a fixed rate of 14.5%, subject to adjustment under various circumstances. XATA has agreed that it will issue to Partners for Growth, LLC, upon execution of definitive documentation, a warrant to purchase 457,144 shares of XATA common stock at a per share exercise price of the lower of $3.50 and the average closing price per share of XATA common stock during the five trading days prior to closing of XATA’s acquisition of GeoLogic (the “PFG Warrant”).
     As of the date of this Current Report on Form 8-K, XATA is not aware of any affiliate of Partners for Growth, LLC holding XATA capital stock.
     Upon exercise of the PFG Warrant, the common stock will be issued to Partners for Growth, LLC without registration under the Securities Act of 1933 in reliance upon Section 4(2) and 4(6) of said Act based upon the limited number of purchasers and their status as “accredited investors,” as defined in Regulation D under the Act.
Item 7.01. Regulation FD Disclosure
     On December 19, 2007, XATA issued a press release announcing the execution of the Purchase Agreement. A copy of this press release is furnished as Exhibit 99.1 hereto. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability under Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Stock Purchase Agreement, dated as of December 19, 2007, between XATA Corporation, GeoLogic Solutions, Inc., GeoLogic Management, Inc., Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners-PF, L.P. and Platinum Transportation Principals, LLC.
99.1	Press Release of XATA Corporation dated December 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2007	XATA CORPORATION
	By	/s/ Mark E. Ties
Mark E. Ties
Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing

10.1	Stock Purchase Agreement, dated as of December 19, 2007, between XATA Corporation, GeoLogic Solutions, Inc., GeoLogic Management, Inc., Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners-PF, L.P. and Platinum Transportation Principals, LLC.	Electronic Transmission

99.1	Press Release of XATA Corporation dated December 20, 2007.	Electronic Transmission